Exhibit 99.1
CREDIT SUISSE CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, NY 10010	DEUTSCHE BANK TRUST COMPANY AMERICAS DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, NY 10005

CONFIDENTIAL

November 7, 2007

19X, Inc.
650 Madison Avenue
16th Floor
New York, NY 10022
Attention:  Robert F.X. Sillerman

CKX, INC.
Up to $450,000,000 First Lien Senior Secured Credit Facilities
Up to $200,000,000 Second Lien Senior Secured Term Loan Facility
Commitment and Engagement Letter
Ladies and Gentlemen:

You have advised Credit Suisse (“CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”), Deutsche Bank Trust Company Americas (“DBTCA”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBTCA and their respective affiliates, “DB” and, together with Credit Suisse, the “Engagement Parties”, “we” or “us”) that you (or one of your wholly owned subsidiaries) intend to acquire (the “Acquisition”) all the outstanding equity interests of CKX, Inc., a Delaware corporation (the “Company”), and to consummate the other Transactions (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “First Lien Term Sheet”) or in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Second Lien Term Sheet” and, together with the First Lien Term Sheet, the “Term Sheets”)).

You have further advised us that, in connection therewith, (a) the Borrower will obtain the first priority senior secured credit facilities (the “First Lien Facilities”) described in the First Lien Term Sheet, in an aggregate principal amount of up to $450,000,000, (b) the Borrower will obtain the second priority senior secured term loan facility (the “Second Lien Facility” and, together with the First Lien Facilities, the “Facilities”) described in the Second Lien Term Sheet, in an aggregate principal amount of up to the lesser of (x) $200,000,000 and (y) an amount equal to the product of Pro Forma EBITDA (as defined in Exhibit C to this Letter Agreement (as defined below)) multiplied by two (2), and (c) 19X, Inc., a Delaware corporation (“Holdings”), will issue subordinated unsecured notes in an aggregate principal amount of up to $200,000,000 (the “Notes”).

1.	Commitments; Engagement.

In connection with the foregoing, (i) each of CS and DBTCA is pleased to advise you of its commitment to provide a portion of the First Lien Term Facility, each in an amount of up to 50% of the lesser of (x) $400,000,000 and (y) an amount equal to the product of Pro Forma EBITDA (as defined in

Exhibit C to this Letter Agreement) multiplied by four (4) (for the avoidance of doubt, in each case, after giving effect to any original issue discount as contemplated herein or in the Fee Letter), (ii) each of CS and DBTCA is pleased to advise you of its commitment to provide up to 50% of the aggregate principal amount of the Revolving Facility and (iii) each of CS Securities and DBSI is pleased to advise you of its agreement to use its commercially reasonable efforts to assemble a syndicate of banks, financial institutions and other institutional lenders (the “Second Lien Lenders”) identified by the Arrangers (as defined below) in consultation with you to provide the Second Lien Facility.  Credit Suisse’s and DB’s respective commitments and agreements hereunder shall be upon the terms and subject to the conditions set forth or referred to in this letter agreement (including the Term Sheets and other attachments hereto, this “Letter Agreement”).  The commitments of Credit Suisse and DB are several and not joint.

Notwithstanding anything to the contrary contained herein or any oral representations or oral assurances previously or subsequently made by any of the parties hereto, this Letter Agreement does not constitute a commitment by Credit Suisse or DB to provide the Second Lien Facility or any portion thereof, and nothing herein shall be construed as a guarantee by Credit Suisse or DB that it will be able to successfully arrange for Second Lien Lenders to provide the Second Lien Facility or any portion thereof.  Such a commitment on the part of Credit Suisse, DB or any of their respective affiliates will exist (if ever) only upon the execution of a separate commitment letter and/or loan agreement, as the case may be, and then only in accordance with the terms and conditions thereof.

2.	Titles and Roles.

You hereby appoint (a) each of CS Securities and DBSI to act, and each of CS Securities and DBSI hereby agrees to act, as joint bookrunners and joint lead arrangers for the Facilities (collectively, in such capacities, the “Arrangers”), and (b) CS to act, and CS hereby agrees to act, as sole administrative agent and sole collateral agent for the Facilities, in each case upon the terms and subject to the conditions set forth or referred to in this Letter Agreement.  You agree that Credit Suisse will have “left” placement and DB will have “right” placement in any and all marketing materials or other documentation used in connection with the Facilities.  Each of the Engagement Parties, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles.  You agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Letter Agreement and the Fee Letter referred to below) will be paid in connection with the Facilities unless you and we shall so agree.

3.	Syndication.

Each of Credit Suisse and DB reserves the right, prior to and/or after the execution of definitive documentation for the First Lien Facilities, to syndicate all or a portion of its commitment with respect to the First Lien Facilities to a group of banks, financial institutions and other institutional lenders (together with CS and DBTCA and the Second Lien Lenders, the “Lenders”) identified by us in consultation with you, and you agree to provide us with a period of at least 30 consecutive days following the launch of the general syndication of the First Lien Facilities and immediately prior to the Closing Date to syndicate the First Lien Facilities. We intend to commence syndication efforts promptly upon the execution of this Letter Agreement, and you agree actively to assist us in completing a satisfactory syndication of the Facilities.  Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Company, (b) direct contact between senior management, representatives and advisors of you and the Borrower (and using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of the Company) and the proposed Lenders, (c) assistance by you and the Borrower (and using commercially reasonable efforts to cause the assistance by the Company) in the preparation of a Confidential

Information Memorandum for each of the Facilities and other marketing materials to be used in connection with the syndication, (d) your providing or causing to be provided a detailed business plan or projections of the Borrower and its subsidiaries for the years 2008 through 2014 and for the eight fiscal quarters beginning with the first fiscal quarter of 2008, in each case in form and substance satisfactory to the Arrangers, (e) prior to the launch of the syndication, the obtaining of a corporate credit rating from Standard & Poor’s Ratings Services (“S&P”) and a corporate family rating from Moody’s Investors Service, Inc. (“Moody’s”), in each case with respect to the Borrower, and ratings for each of the Facilities from each of S&P and Moody’s, and (f) the hosting, with the Arrangers, of one or more meetings of prospective Lenders.

You agree, at the request of the Arrangers, to assist in the preparation of a version of the Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the syndication of the Facilities, consisting exclusively of information and documentation that is either (i) publicly available or (ii) not material with respect to Holdings, the Borrower, the Company or their respective subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws (all such information and documentation being “Public Lender Information”).  Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”.  You further agree that each document to be disseminated by the Arrangers to any Lender in connection with the Facilities will, at the request of the Arrangers, be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information.  You acknowledge that the following documents contain solely Public Lender Information (unless you notify us promptly that any such document contains Private Lender Information): (a) drafts and final definitive documentation with respect to the Facilities; (b) administrative materials prepared by the Arrangers for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda); provided that (x) such materials are delivered to you prior to their delivery to prospective Lenders and (y) you are given a reasonable opportunity to confirm such materials do not contain any Private Lender Information; and (c) notification of changes in the terms of the Facilities.

The Arrangers will manage all aspects of any syndication of the Facilities in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the amount and the allocation of the commitments among the Lenders, any naming rights and the amount and distribution of fees among the Lenders.  To assist the Arrangers in their syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Company to provide) to the Arrangers all information with respect to Holdings, the Borrower, the Company and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the “Projections”), as the Arrangers may reasonably request in connection with the arrangement and syndication of the Facilities.

4.	Information.

You hereby represent and covenant (and it shall be a condition to the commitment of each of CS and DBTCA hereunder and our agreements to perform the services described herein) that (a) all information other than the Projections (the “Information”) that has been or will be made available to any of the Engagement Parties by or on behalf of you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to the Engagement Parties by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon accounting principles consistent with the historical audited financial statements of the Company and upon assumptions that are reasonable at the time made and at the time the related Projections are made available to the Engagement Parties.  You agree that if at any time prior to the closing of the Facilities any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances.  In arranging and syndicating the Facilities, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

5.	Fees.

As consideration for the commitments of CS and DBTCA hereunder and our agreements to perform the services described herein, you agree to pay (or to cause the Borrower to pay) to the Engagement Parties the fees set forth in this Letter Agreement and in the fee letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”).

6.	Conditions Precedent.

Each of CS’s and DBTCA’s commitments hereunder, and our agreements to perform the services described herein, are subject to (a) our not having discovered or otherwise having become aware of any information not previously disclosed to us that we believe to be inconsistent in a material and adverse manner with our understanding, based on the information provided to us prior to the date hereof, of (i) the business, assets, liabilities, operations, condition (financial or otherwise), operating results, Projections or prospects of the Company and its subsidiaries, taken as a whole, or (ii) the Transactions, (b) there not having occurred any event, change or condition since December 31, 2006 (the date of the most recent audited financial statements of the Company delivered to the Engagement Parties as of the date hereof) that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results, Projections or prospects of the Company and its subsidiaries, taken as a whole, (c) the absence of a disruption or adverse change in financial, banking or capital markets generally, or in the market for new issuances of leveraged loans or high yield securities in particular, in each case that, in the judgment of the Arrangers, could reasonably be expected to impair the syndication of the Facilities, (d) our satisfaction that, prior to and during the syndication of the Facilities, there shall be no other issues of debt securities or commercial bank or other credit facilities of Holdings, the Borrower, the Company or their respective subsidiaries being announced, offered, placed or arranged (other than in respect of the Notes), (e) the negotiation, execution and delivery of definitive documentation with respect to the Facilities satisfactory to the Engagement Parties and their counsel, (f) your compliance with the terms of this Letter Agreement and the Fee Letter, and (g) the satisfaction of the other conditions set forth or referred to in the Term Sheets and the other exhibits hereto.

7.	Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each Engagement Party and their respective officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Letter Agreement, the Fee Letter, the Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by Holdings, the Company or any of their respective affiliates), and to reimburse each such Indemnified Person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such Indemnified Person, and (b) to reimburse the Engagement Parties from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including but not limited to expenses of due diligence investigation, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel), in each case, incurred in connection with the Facilities and the preparation, negotiation and enforcement of this Letter Agreement, the Fee Letter, the definitive documentation for the Facilities and any ancillary documents and security arrangements in connection therewith.  Notwithstanding any other provision of this Letter Agreement, no Indemnified Person shall be liable for any indirect, special, incidental, punitive or consequential damages in connection with its activities related to the Facilities.

8.           Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that the Engagement Parties and their affiliates (the term “Engagement Parties” as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise.  In particular, CS Securities may act as financial advisor to the Company in connection with the proposed Acquisition.  The Engagement Parties will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Letter Agreement or our other relationships with you to other companies.  You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Letter Agreement, or to furnish to you, confidential information obtained by us from other companies, and that we shall not be imputed to have knowledge of confidential information provided to or obtained by CS Securities in any future capacity as financial advisor to the Company.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Engagement Party is intended to be or has been created in respect of any of the transactions contemplated by this Letter Agreement, irrespective of whether such Engagement Party has advised or is advising you on other matters, (b) the Engagement Parties, on the one hand, and you, on the other hand, have arms-length business relationships that do not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any Engagement Party, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Letter Agreement, (d) you have been advised that the Engagement Parties are engaged in a broad range of transactions that may involve interests that differ from your interests and that the Engagement Parties have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against any Engagement Party for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no Engagement Party shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.  Additionally, you acknowledge and agree that no Engagement Party is advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and no Engagement Party shall have any responsibility or liability to you with respect thereto.  Any review by the Engagement Parties of the Borrower, the Company, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Engagement Parties and shall not be on behalf of you or any of your affiliates.

You further acknowledge that each of Credit Suisse and DB is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, each Engagement Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Borrower, the Company and other companies with which you, the Borrower or the Company may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any Engagement Party or any of its affiliates or customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

9.           Assignments; Amendments; Governing Law, Etc.

This Letter Agreement shall not be assignable by you without the prior written consent of the Engagement Parties (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons).  Each of CS and DBTCA may assign its commitment hereunder to one or more prospective Lenders, whereupon CS or DBTCA, as applicable, shall be released from the portion of its commitment hereunder so assigned.  Any and all obligations of, and services to be provided by, the Engagement Parties hereunder (including, without limitation, CS’s and DBTCA’s respective commitments) may be performed and any and all rights of the Engagement Parties hereunder may be exercised by or through any of their respective affiliates or branches.  This Letter Agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Engagement Parties and you.  This Letter Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Letter Agreement by facsimile transmission or electronic transmission (e.g. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.  Section headings used herein are for convenience of reference only, are not part of this Letter Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Letter Agreement.  You acknowledge that information and documents relating to the Facilities may be transmitted through SyndTrak, Intralinks, the internet, e-mail, or similar electronic transmission systems, and that no Engagement Party shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner.  The Engagement Parties may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you, the Borrower and your and its affiliates (or any of them), and the amount, type and closing date of such Transactions, all at the Engagement Parties’ expense. This Letter Agreement and the Fee Letter supersede all prior understandings, whether written or oral, between us with respect to the Facilities.  THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.           Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Letter Agreement, the Fee Letter or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Letter Agreement, the Fee Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

11.           Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS LETTER AGREEMENT, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

12.           Confidentiality.

This Letter Agreement is delivered to you on the understanding that neither this Letter Agreement nor the Fee Letter nor any of their terms or substance, nor the activities of the Engagement Parties pursuant hereto, shall be disclosed, directly or indirectly, to any other person without the prior written approval of the Engagement Parties, except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof prior to such disclosure) and (c) solely with respect to this Letter Agreement and the contents hereof (but not the Fee Letter or the contents thereof), (i) to the Company and its officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (ii) to the extent required to be included, in any proxy materials, reports or registration statements of the Company, the Borrower or FX Real Estate and Entertainment Inc. required to be filed with the Securities and Exchange Commission and (iii) in any prospectus or other offering memorandum relating to the Notes or other securities to be issued by the Company or the Borrower in connection with the Acquisition.

Notwithstanding anything herein to the contrary, any party to this Letter Agreement (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Letter Agreement and the Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Letter Agreement or the Fee Letter, and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.  For this purpose, the tax treatment of the transactions contemplated by this Letter Agreement and the Fee Letter is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.

13.           Surviving Provisions.

The compensation, reimbursement, indemnification, confidentiality, syndication, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Letter Agreement or any Engagement Party’s commitment hereunder and our agreements to perform the services described herein; provided that your obligations under this Letter Agreement, other than those relating to confidentiality, compensation and to the syndication of the Facilities (which shall remain in full force and effect), shall, to the extent covered by the definitive documentation relating to the Facilities, automatically terminate and be superseded by the applicable provisions contained in such definitive documentation upon the occurrence of the Closing Date.

14.           PATRIOT Act Notification.

The Engagement Parties hereby notify you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each Engagement Party and each Lender is required to obtain, verify and record information that identifies each entity (or individual) which enters into a business relationship with the Engagement Parties (including the Borrower and each other Credit Party), which information includes the name, address, tax identification number and other information regarding such entity (or individual) that will allow such Engagement Party or such Lender to identify such entity (or individual) in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each Engagement Party and each Lender.  You hereby acknowledge and agree that the Engagement Parties shall be permitted to share any or all such information with the Lenders.

15.           Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Letter Agreement and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on November 9, 2007.  The Engagement Parties’ offer hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that the Engagement Parties have not received such executed counterparts in accordance with the immediately preceding sentence.  This Letter Agreement will become a binding commitment on the Engagement Parties only after it has been duly executed and delivered by you in accordance with the first sentence of this Section 15.  In the event that the Closing Date does not occur on or before 5:00 p.m., New York City time, on July 31, 2008 (or such earlier date as the Merger Agreement shall have been terminated or the transactions contemplated thereby shall have been consummated or abandoned), then this Letter Agreement and the Engagement Parties’ commitments hereunder, and our agreements to perform the services described herein, shall automatically terminate without further action or notice and without further obligation to you unless the Engagement Parties shall, in their discretion, agree to an extension.  Before such date, the Engagement Parties may terminate this Letter Agreement and the Engagement Parties’ commitments hereunder, and our agreements to perform the services described herein, if (i) any event occurs or information becomes available that, in the Engagement Parties’ judgment, results or will result in the failure to satisfy any condition precedent set forth or referred to in this Letter Agreement or (ii) there shall have occurred any material breach by Holdings or the Borrower of its obligations under the Merger Agreement.

We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By _______________________________
       Name:
       Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By _______________________________
       Name:
       Title:

By _______________________________
       Name:
       Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By _______________________________
       Name:
       Title:

By _______________________________
       Name:
       Title:

DEUTSCHE BANK SECURITIES INC.

By _______________________________
       Name:
       Title:

By _______________________________
       Name:
       Title:

Accepted and agreed to as of
the date first above written:

19X, INC.

By _______________________________
Name:
Title:

CONFIDENTIAL
November [__], 2007	EXHIBIT A

CKX, INC.
Up to $450,000,000 First Lien Senior Secured Credit Facilities
Summary of Principal Terms and Conditions

Borrower:
A Delaware corporation to be formed (“Merger Sub”), all of the outstanding equity interests of which will be owned by 19X, Inc., a Delaware corporation (“Holdings”).  As a result of the merger described below, Merger Sub will be merged with and into CKX, Inc., a Delaware corporation (the “Company”), and, thereafter, the Borrower will be the Company.

Transactions:
Holdings intends to acquire (the “Acquisition”) all of the outstanding equity interests of the Company pursuant to that certain Agreement and Plan of Merger, dated as of June 1, 2007 (as amended prior to the date hereof, the “Merger Agreement”), by and among Holdings, Merger Sub and the Company.  In connection with the Acquisition: (a) Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Holdings; (b) the existing equity holders of the Company will receive an aggregate amount of cash consideration required pursuant to the Merger Agreement (the “Merger Consideration”); (c) the Company will receive at least $750,000,000 in  cash proceeds from Holdings, and Holdings shall fund such contributions with the proceeds of equity securities issued by Holdings containing terms satisfactory to the Arrangers (collectively, the “Equity Contribution”), consisting of (i) $200,000,000 of common equity issued to existing stockholders of the Company and members of the Company’s management and/or their controlled affiliates, at least $150,000,000 of which must be retained by Robert F.X. Sillerman or one or more of his controlled affiliates (collectively, “Sillerman”) and Simon Fuller or one or more of his controlled affiliates (collectively, “Fuller”) (with allocations as between Sillerman and Fuller reasonably satisfactory to the Arrangers), (ii) $350,000,000 of preferred equity arranged by Merrill Lynch & Co. (“Merrill Lynch”) and issued to individuals or other entities identified by Merrill Lynch and reasonably satisfactory to the Arrangers (the “Merrill Shares”), (iii) $50,000,000 of preferred equity to be purchased or arranged by Credit Suisse and/or sold to individuals or entities identified by Credit Suisse and reasonably satisfactory to Merrill Lynch and the Arrangers (the “Credit Suisse Shares”), (iv) $50,000,000 of preferred equity to be sold to high net worth individuals or entities identified by DB and reasonably satisfactory to Merrill Lynch and the Arrangers (the “DB Shares”) and (v) $100,000,000 of preferred equity issued to Sillerman and Fuller and/or other individuals or other entities identified by Sillerman and Fuller and reasonably satisfactory to the Arrangers (the “Founder Preferred Shares” and, together with the Merrill Shares, the Credit Suisse Shares and the DB Shares, the “Preferred Shares”); (d) the Borrower will obtain the first priority senior secured credit facilities described below under the caption “First Lien Facilities” (the “First Lien Facilities”); (e) the Borrower will borrow not less than the lesser of (x) $200,000,000 and (y) an amount equal to the product of Pro Forma EBITDA (as defined in Exhibit C to the Letter Agreement) multiplied by two (2) in aggregate principal amount of second priority senior secured term loans under a new second priority senior secured term loan facility (the “Second Lien Facility”); (f) a parent holding company of the Borrower will issue subordinated unsecured notes (the “Notes”) in an aggregate principal amount of up to $200,000,000; and (g) premiums, fees and expenses incurred in connection with the foregoing in an aggregate amount not to exceed $75,000,000 (the “Transaction Costs”) will be paid.

The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

Agent:
Credit Suisse, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent and collateral agent (in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with CS and Deutsche Bank Trust Company Americas (“DBTCA”), the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunners and Joint Lead Arrangers:
Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. will act as joint bookrunners and joint lead arrangers for the First Lien Facilities described below (collectively, in such capacities, the “Arrangers”), and will perform the duties customarily associated with such roles.

Syndication Agent:	At the option of the Arrangers, one or more financial institutions identified by the Arrangers and acceptable to the Borrower (in such capacity, the “Syndication Agent”).

Documentation Agent:	At the option of the Arrangers, one or more financial institutions identified by the Arrangers and acceptable to the Borrower (in such capacity, the “Documentation Agent”).

First Lien Facilities:	(A)
A first priority senior secured term loan facility in an aggregate principal amount of up to the lesser of (x) $400,000,000 and (y) an amount equal to the product of Pro Forma EBITDA (as defined in Exhibit C to the Letter Agreement) multiplied by four (4) (such lesser amount,

First Lien Facilities:	(A)	the “First Lien Term Facility”).

(B)
A first priority senior secured revolving credit facility in an aggregate principal amount of up to $50,000,000 (the “Revolving Facility” and, together with the First Lien Term Facility, the “First Lien Facilities”), of which up to an aggregate amount to be agreed upon will be available through a subfacility in the form of letters of credit.

In connection with the Revolving Facility, CS (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to an aggregate amount to be agreed upon.  Except for purposes of calculating the Commitment Fee described in Annex I attached hereto, any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis.  Each Lender under the Revolving Facility shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

Purpose:	(A)
The proceeds of the First Lien Term Facility will be used by the Borrower, on the date of the initial borrowing under the First Lien Facilities (the “Closing Date”), together with the proceeds of the Second Lien Facility, the Notes and the Equity Contribution, solely (a) to pay the Merger Consideration, (b) to refinance certain existing indebtedness of the Company and its subsidiaries, including all outstanding indebtedness under its existing revolving credit facility, as of the Closing Date (the “Existing Debt”), and (c) to pay the Transaction Costs.

	(B)	The proceeds of loans under the Revolving Facility will be used by the Borrower solely from time to time for working capital and other general corporate purposes.

	(C)	Letters of credit will be used solely to support payment obligations incurred in the ordinary course of business by the Borrower and its subsidiaries.

Availability:	(A)
The full amount of the First Lien Term Facility must be drawn in a single drawing on the Closing Date.  Amounts borrowed under the First Lien Term Facility that are repaid or prepaid may not be reborrowed.

(B)
No loans under the Revolving Facility may be made on the Closing Date (except to the extent necessary to cover the cost of up to $10,000,000 of any additional original issue discount imposed pursuant to Section 3 of the Fee Letter).  Thereafter, loans under the Revolving Facility will be available at any time prior to the final maturity of the Revolving Facility, in minimum principal amounts and upon notice to be agreed upon.  Amounts repaid under the Revolving Facility may be reborrowed.

Interest Rates and Fees:		As set forth on Annex I attached hereto.

Default Rate:		The applicable interest rate plus 2.0% per annum only on overdue amounts.

Letters of Credit:
Letters of credit under the Revolving Facility will be issued by CS, DBTCA or another Lender acceptable to the Borrower and the Agent (the “Issuing Bank”).  Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above).

Drawings under any letter of credit shall be reimbursed by the Borrower on the same business day.  To the extent that the Borrower does not reimburse the Issuing Bank on the same business day, the Lenders under the Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Facility commitments.

The issuance of all letters of credit shall be subject to the customary procedures of the Issuing Bank.

Final Maturity and Amortization:	(A)	First Lien Term Facility

The First Lien Term Facility will mature on the date that is five years after the Closing Date, and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the First Lien Term Facility with the balance payable on the maturity date of the First Lien Term Facility.

	(B)	Revolving Facility
The Revolving Facility will mature and the commitments thereunder will terminate on the date that is four years and six months after the Closing Date.

Guarantees:
All obligations of the Borrower under the First Lien Facilities and under any interest rate protection or other hedging arrangements entered into with the Agent, the Arrangers, an entity that is a Lender at the time of such transaction or any affiliate of any of the foregoing (“Hedging Arrangements”) will be unconditionally guaranteed (the “Guarantees”) by each of the Borrower’s direct and indirect present and future subsidiaries (the “Guarantors”; the Borrower and the Guarantors, collectively, the “Credit Parties”), other than (i) Elvis Presley Enterprises, Inc., Elvis Presley Enterprises, LLC and any of their subsidiaries (collectively, the “Elvis Operating Companies”), (ii) Muhammad Ali Enterprises LLC and its subsidiaries and (iii) any direct or indirect subsidiary of the Borrower acquired in connection with a permitted acquisition that is not a wholly owned direct or indirect subsidiary of the Borrower (but only to the extent that the applicable joint venture or other organizational documents prohibit such Subsidiary from becoming a Subsidiary Guarantor) (collectively, the “Majority-Owned Subsidiaries”); provided, however, that any foreign subsidiary of the Borrower with respect to which a guarantee granted thereby would result in material adverse tax consequences to the Borrower, shall not be a Guarantor.

Security:
The First Lien Facilities, the Guarantees and any Hedging Arrangements will be secured by substantially all the assets of each Credit Party, whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”), including, without limitation, (a) a perfected first priority pledge of all the equity interests of the Borrower, (b) a perfected first priority pledge of all the equity interests held by any Credit Party (which pledge, in the case of any foreign subsidiary, shall be limited to 65% of the voting capital stock and 100% of the non-voting capital stock of such foreign subsidiary if the pledge of a greater amount would result in material adverse tax consequences to the Borrower) and (c) perfected first priority security interests in, and mortgages on, substantially all tangible and intangible assets of each Credit Party (including, without limitation, goods, inventory, equipment, investments, payment receivables, deposit accounts, general intangibles, intellectual property, real property and investment property), except for those assets as to which the granting of a security interest in such assets would be prohibited by applicable law or if the Agent shall determine in its sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.  In no event will the Collateral include any assets or property of the Elvis Operating Companies or their respective subsidiaries, Muhammad Ali Enterprises LLC and its subsidiaries, any assets or property of the Majority-Owned Subsidiaries or their respective subsidiaries, any leasehold mortgages and other exceptions to be mutually agreed upon.

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, satisfactory to the Lenders, and none of the Collateral shall be subject to any other pledges, security interests or mortgages, subject to customary and limited exceptions to be agreed upon and other than the second priority security interests in favor of the secured parties under the Second Lien Facility.

The liens securing the Second Lien Facility will be second in priority to the liens securing the First Lien Facilities, the Guarantees and any permitted refinancings thereof.  The priority of the security interests in the Collateral and related creditors’ rights will be set forth in an intercreditor agreement reasonably acceptable to the Borrower, the Agent and the Lenders.

Mandatory Prepayments:
Loans under the First Lien Facilities shall be prepaid with (a) 75% of Excess Cash Flow (to be defined on a basis satisfactory to Credit Suisse, DB and the Borrower), (b) 100% of the net cash proceeds of all asset sales or other dispositions of property by Holdings and its subsidiaries (including proceeds from the sale of stock of any subsidiary of the Borrower and insurance and condemnation proceeds) (subject to exceptions and reinvestment provisions to be agreed upon), (c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of Holdings and its subsidiaries (subject to exceptions to be agreed upon) and (d) 50% of the net cash proceeds of issuances of equity securities of, or capital contributions to, Holdings (subject to exceptions to be agreed upon).

Notwithstanding the foregoing, each Lender under the First Lien Term Facility shall have the right to reject its pro rata share of any mandatory prepayments described above, in which case the amounts so rejected shall be offered first ratably to each non-rejecting Lender thereunder and (after giving effect to the repayment of the Revolving Facility in accordance with the next paragraph) then applied to the mandatory prepayment of the Second Lien Facility, with the lenders thereunder having the right to reject the same, in which case the amounts so rejected shall be offered ratably to each non-rejecting lender thereunder.

The above-described mandatory prepayments shall be applied pro rata to the remaining amortization payments under the First Lien Term Facility.  When there are no longer outstanding loans under the First Lien Term Facility, mandatory prepayments will be applied first, to prepay outstanding loans under the Revolving Facility, second, to cash collateralize outstanding letters of credit, in each case, with no corresponding permanent reduction of commitments under the Revolving Facility and third, to prepay outstanding loans under the Second Lien Facility, with the lenders thereunder having the right to reject the same, in which case the amounts so rejected shall be offered ratably to each non-rejecting lender thereunder.

Voluntary Prepayments and Reductions in Commitments:
Voluntary reductions of the unutilized portion of the commitments under the First Lien Facilities and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.  All voluntary prepayments of the First Lien Term Facility will be applied pro rata to the remaining amortization payments under the First Lien Term Facility.

Representations and Warranties:
Usual for facilities and transactions of this type and others to be reasonably specified by the Agent, including, without limitation, corporate status; legal, valid and binding documentation; capitalization and subsidiaries; use of proceeds; no consents; no conflicts; accuracy of financial statements, projections; confidential information memorandum and other information; no material adverse change; no default; absence of undisclosed liabilities, litigation and investigations; absence of liens; no violation of agreements or instruments; compliance with laws (including PATRIOT Act, ERISA, margin regulations, environmental laws and laws applicable to sanctioned persons); payment of taxes; ownership of properties; inapplicability of the Investment Company Act; Hart-Scott-Rodino matters; solvency; effectiveness of governmental approvals; labor matters; environmental and other regulatory matters; intellectual property matters; validity, priority and perfection of security interests in the Collateral (including the priority of the liens in respect of the First Lien Facilities relative to the liens in respect of the Second Lien Facility); and treatment as senior debt under all subordinated debt and as designated senior debt thereunder.

Conditions Precedent to Initial Borrowing:
Usual for facilities and transactions of this type and others to be reasonably specified by the Agent, including, without limitation, delivery of satisfactory legal opinions, corporate documents and officers’ and public officials’ certifications; first-priority perfected security interests in the Collateral (free and clear of all liens, subject to customary and limited exceptions to be agreed upon); receipt of satisfactory lien and judgment searches; execution of the definitive documentation for the First Lien Facilities (including the Guarantees), which shall be in full force and effect; evidence of authority; payment of fees and expenses; and obtaining of reasonably satisfactory insurance (together with a customary insurance broker’s letter).

The initial borrowing under the First Lien Facilities will also be subject to the applicable conditions precedent set forth in the Letter Agreement (including Exhibit C thereto).

Conditions Precedent to all Borrowings:	Delivery of notice, accuracy of representations and warranties in all material respects, and absence of defaults.

Affirmative Covenants:
Usual for facilities and transactions of this type and others to be reasonably specified by the Agent (to be applicable to Holdings, the Borrower and its subsidiaries), including, without limitation, maintenance of corporate existence and rights; performance of obligations; delivery of consolidated and (if available) consolidating financial statements and other information, including information required under the PATRIOT Act; delivery of notices of default, litigation, ERISA events and material adverse change; maintenance of properties in good working order; additional guarantors and collateral; intellectual property; use of proceeds; performance of obligations under material contracts; maintenance of reasonably satisfactory insurance; use of commercially reasonable efforts to maintain a corporate credit rating from Standard & Poor’s Ratings Service (“S&P”) and a corporate family rating from Moody’s Investors Service, Inc. (“Moody’s”), in each case with respect to the Borrower, and a rating of the Facilities by each of S&P and Moody’s; compliance with laws (including environmental laws and UK financial assistance laws); inspection of books and properties; hedging arrangements reasonably satisfactory to the Agent; further assurances; and payment of taxes.

Negative Covenants:	Usual for facilities and transactions of this type and others to be reasonably specified by the Agent (to be applicable to Holdings, the Borrower and its subsidiaries), including, without limitation, limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments; limitations on prepayments, redemptions and repurchases of debt (other than loans under the First Lien Facilities, but including loans under the Second Lien Facility and the Notes); limitations on liens and sale-leaseback transactions; limitations on loans and investments; limitations on negative pledges; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on changes in business conducted by the Borrower and its subsidiaries (and prohibition of Holdings engaging in business activities or incurring liabilities other than its ownership of the equity interests of the Borrower and activities and liabilities incidental thereto, including its guarantee of the Facilities); limitations on changes in fiscal period and other accounting changes; limitations relating to intellectual property rights; limitations on use and disposal of hazardous substances; limitations on restrictions on ability of subsidiaries to pay dividends or make distributions; limitations on amendments of debt and other material agreements; and limitations on capital expenditures (other than (a) core capital expenditures in amounts to be agreed and (b) growth and developmental capital expenditures in amounts to be agreed, subject to achievement and maintenance of leverage ratio levels to be agreed upon).

Selected Financial Covenants:
Usual for facilities and transactions of this type (with financial definitions, levels and measurement periods to be agreed upon and with such levels to be based off of management projections acceptable to the Arrangers), including, without limitation: (a) maximum ratios of Total Debt to EBITDA; (b) maximum ratios of First Lien Secured Debt to EBITDA; and (c) minimum interest coverage ratios.

Events of Default:
Usual for facilities and transactions of this type and others to be reasonably specified by the Agent relating to Holdings, the Borrower and their respective subsidiaries (subject, where appropriate, to thresholds and grace periods to be agreed upon), including, without limitation, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; default under material contracts; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of guarantees or security documents; loss of material intellectual property rights; and Change of

Control (to be defined on a basis satisfactory to Credit Suisse, DB and the Borrower).

Voting:
Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the First Lien Facilities (with certain amendments and waivers also requiring class votes), except that the consent of each Lender shall be required with respect to, among other things, (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees payable to such Lender, (c) extensions of final maturity or scheduled amortization of the loans or commitments of such Lender and (d) releases of all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral.

Cost and Yield Protection:	Usual and customary for facilities and transactions of this type, including customary tax gross-up provisions.

Assignments and Participations:
The Lenders will be permitted to assign (a) loans under the First Lien Term Facility without the consent of (but with notice to) the Borrower and (b) loans and commitments under the Revolving Facility with the consent of the Borrower, the Swingline Lender and the Issuing Bank, in each case not to be unreasonably withheld or delayed; provided that such consent of the Borrower shall not be required (i) if such assignment is made to another Lender or an affiliate or approved fund of a Lender, (ii) during the primary syndication of the loans and commitments under the First Lien Facilities to the persons identified by the Agent to the Borrower on or prior to the Closing Date or (iii) after the occurrence and during the continuance of an event of default.  All assignments will also require the consent of the Agent, not to be unreasonably withheld or delayed.  Each assignment (except for assignments to other Lenders or their affiliates) will be in an amount of an integral multiple of $1,000,000 (or such lesser amount representing all of the applicable Lender’s outstanding loans and commitments).  Assignments will be by novation and will not be required to be pro rata between the First Lien Facilities.

The Lenders will be permitted to sell participations in loans and commitments without restriction.  Voting rights of participants shall be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity or scheduled amortization of the loans or commitments in which such participant participates and (d) releases of all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral.

Expenses and Indemnification:
The Borrower will indemnify the Arrangers, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, the Issuing Bank, the Swingline Lender, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each an “Indemnified Person”) and hold them harmless from and against all costs, reasonable expenses (including reasonable fees, disbursements and other charges of a single New York counsel and any necessary or advisable local or special counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Company or any of their respective affiliates) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions in connection therewith, provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its gross negligence or willful misconduct.  In addition, all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arrangers, the Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank, the Swingline Lender and the Lenders for enforcement costs and documentary taxes associated with the First Lien Facilities will be paid by the Borrower.

Governing Law and Forum:	New York.

Counsel to Agent and Arrangers:	Latham & Watkins LLP.

ANNEX I

Interest Rates:	The interest rates under the First Lien Facilities will be as follows:

Revolving Facility

At the option of the Borrower, Adjusted LIBOR plus 4.50% or ABR plus 3.50%.

First Lien Term Facility

At the option of the Borrower, Adjusted LIBOR plus 4.50% or ABR plus 3.50%.

All First Lien Facilities

The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the higher of CS’s Prime Rate and the Federal Funds Effective Rate plus ½ of 1.0%.

Adjusted LIBOR will at all times include statutory reserves.

Letter of Credit Fee:
A per annum fee equal to the spread over Adjusted LIBOR under the Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year.  Such fees shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender’s Revolving Facility commitment.  In addition, the Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to a percentage per annum to be agreed upon of the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

A-I-2

Commitment Fees:
0.75% per annum on the undrawn portion of the commitments in respect of the First Lien Facilities, payable quarterly in arrears after the Closing Date and upon the termination of the commitments, calculated based on the number of days elapsed in a 360-day year.

Original Issue Discount:	3.00% of the aggregate principal amount of the First Lien Facilities.

EXHIBIT B

CKX, INC.
Up to $200,000,000 Second Lien Senior Secured Term Loan Facility
Summary of Principal Terms and Conditions1

Borrower:	The Borrower under the First Lien Facilities.

Agent:
Credit Suisse, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent and collateral agent (in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with CS and DBTCA, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunners and Joint Lead Arrangers:
Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. will act as joint bookrunners and joint lead arrangers for the Second Lien Facility described below (collectively, in such capacities, the “Arrangers”), and will perform the duties customarily associated with such roles.

Syndication Agent:	At the option of the Arrangers, one or more financial institutions identified by the Arrangers and acceptable to the Borrower (in such capacity, the “Syndication Agent”).

Documentation Agent:	At the option of the Arrangers, one or more financial institutions identified by the Arrangers and acceptable to the Borrower (in such capacity, the “Documentation Agent”).

Second Lien Facility:
A second priority senior secured term loan facility in an aggregate principal amount of up to the lesser of (x) $200,000,000 and (y) an amount equal to the product of Pro Forma EBITDA (as defined in Exhibit C to the Letter Agreement) multiplied by two (2) (such lesser amount, the “Second Lien Facility”).

Purpose:
The proceeds of the Second Lien Facility will be used by the Borrower on the date of the borrowing under the Second Lien Facility (the “Closing Date”), together with the proceeds of the First Lien Term Facility, the Notes and the Equity Contribution, solely (a) to pay the Merger Consideration, (b) to refinance the Existing Debt and (c) to pay the Transaction Costs.

Availability:	The full amount of the Second Lien Facility must be drawn in a single drawing on the Closing Date. Amounts

[1]	All capitalized terms used but not defined herein have the meanings given to them in the Letter Agreement to which this term sheet is attached, including Exhibit A thereto.

borrowed under the Second Lien Facility that are repaid or prepaid may not be reborrowed.

Interest Rates and Fees:	As set forth on Annex I attached hereto.

Default Rate:	The applicable interest rate plus 2.0% per annum only on overdue amounts.

Final Maturity:	The Second Lien Facility will mature on the date that is five years and six months after the Closing Date. The Second Lien Facility will not amortize at any time prior to maturity.

Guarantees:	All obligations of the Borrower under the Second Lien Facility will be unconditionally guaranteed (the “Guarantees”) by the Guarantors.

Security:	The Second Lien Facility and the Guarantees will be secured on a second priority basis by all of the collateral securing the First Lien Facilities (the “Collateral”).

All such pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, satisfactory to the Lenders, and none of the Collateral shall be subject to any other pledges, security interests or mortgages, subject to customary and limited exceptions to be agreed upon and other than the first priority security interests in favor of the secured parties under the First Lien Facilities and any Hedging Arrangements.

The liens securing the Second Lien Facility will be second in priority to the liens securing the First Lien Facilities, the related guarantees, the Hedging Arrangements and any permitted refinancings thereof.  The priority of the security interests in the Collateral and related creditors’ rights will be set forth in an intercreditor agreement reasonably acceptable to the Borrower, the Agent and the Lenders.

Mandatory Prepayments:
When there are no longer outstanding loans under the First Lien Facilities (or in the event that the corresponding mandatory prepayment of term loans under the First Lien Term Facility are rejected as (and to the extent) provided in the First Lien Term Sheet), loans under the Second Lien Facility shall be prepaid with (a) 75% of Excess Cash Flow (to be defined on a basis satisfactory to Credit Suisse, DB and the Borrower), (b) 100% of the net cash proceeds of all asset sales or other dispositions of property by Holdings and its subsidiaries (including proceeds from the sale of stock of any subsidiary of the Borrower and insurance and condemnation proceeds) (subject to exceptions and reinvestment provisions to be agreed upon), (c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of Holdings and its subsidiaries (subject to exceptions to be agreed upon) and (d) 50% of the net cash proceeds of issuances of equity securities of, or capital contributions to, Holdings (subject to exceptions to be agreed upon).

Mandatory prepayments of the First Lien Facilities and the Second Lien Facility will be applied as set forth in the First Lien Facilities Term Sheet.

Voluntary Prepayments:
Subject to the immediately succeeding paragraph, voluntary prepayments of borrowings under the Second Lien Facility will be permitted at any time, in minimum principal amounts to be agreed upon, subject to the payment of any applicable Prepayment Premium (as set forth under the caption “Prepayment Premium” on Annex I attached hereto) and subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

No voluntary prepayment will be permitted on the Second Lien Facility unless and until there are no loans outstanding under the First Lien Facilities.

Representations and Warranties:	Substantially similar to those contained in the First Lien Facilities.

Conditions Precedent:
Usual for facilities and transactions of this type and others to be reasonably specified by the Agent, including, without limitation, delivery of satisfactory legal opinions, corporate documents and officers’ and public officials’ certifications; second-priority perfected security interests in the Collateral (free and clear of all liens, subject to the First Lien Facilities and other customary and limited exceptions to be agreed upon); receipt of satisfactory lien and judgment searches; execution of the definitive documentation for the Second Lien Facility (including the Guarantees), which shall be in full force and effect; evidence of authority; payment of fees and expenses; obtaining of reasonably satisfactory insurance (together with a customary insurance broker’s letter); delivery of notice; accuracy of representations and warranties in all material respects; and absence of defaults.

The borrowing under the Second Lien Facility will also be subject to the applicable conditions precedent set forth in the Letter Agreement (including Exhibit C thereto).

Affirmative Covenants:	Substantially similar to those contained in the First Lien Facilities.

Negative Covenants:
Substantially similar to those contained in the First Lien Facilities (with certain covenants providing limited additional flexibility compared to the corresponding covenants in the First Lien Facilities).

Selected Financial Covenants:
Substantially similar to those contained in the First Lien Facilities (with covenants set at wider levels (as determined by Credit Suisse and DB) than the corresponding levels in the First Lien Facilities).

Events of Default:
Usual for facilities and transactions of this type and others to be reasonably specified by the Agent relating to Holdings and its subsidiaries (subject, where appropriate, to thresholds and grace periods to be agreed upon), including, without limitation, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; default under material contracts; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of guarantees or security documents; and loss of material intellectual property rights.  The Second Lien Facility will cross-default to the First Lien Facilities if and only if the applicable default thereunder is not cured or waived within 45 days (unless there has been an acceleration of the obligations under the definitive credit documentation in respect of the First Lien Facilities).

Change of Control:
The Borrower will be required to offer to prepay the loans under the Second Lien Facility following the occurrence of a Change of Control (to be defined on a basis satisfactory to Credit Suisse, DB and the Borrower) at a price equal to the greater of (a) 101.0% of the principal amount thereof and (b) the price set forth under the heading “Prepayment Premium” in Annex I attached hereto with respect to the time period during which the Change of Control occurred, in each case plus accrued and unpaid interest.

Voting:
Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans under the Second Lien Facility, except that the consent of each Lender shall be required with respect to, among other things, (a) reductions of principal, interest or fees payable to such Lender, (b) extensions of final maturity and (c) releases of all or substantially all of the value of the Guarantees, or all or substantially all of the

Collateral.

Cost and Yield Protection:	Usual and customary for facilities and transactions of this type, including customary tax gross-up provisions.

Assignments and Participations:
The Lenders will be permitted to assign loans under the Second Lien Facility without the consent of (but with notice to) the Borrower.  All assignments will require the consent of the Agent, not to be unreasonably withheld or delayed.  Each assignment (except for assignments to other Lenders or their affiliates) will be in an amount of an integral multiple of $1,000,000 (or such lesser amount representing all of the applicable Lender’s outstanding loans and commitments).  Assignments will be by novation.

The Lenders will be permitted to sell participations in loans and commitments without restriction.  Voting rights of participants shall be limited to matters in respect of (a) reductions of principal, interest or fees payable to such participant, (b) extensions of final maturity and (c) releases of all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral.

Expenses and Indemnification:
The Borrower will indemnify the Arrangers, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all costs, reasonable expenses (including reasonable fees, disbursements and other charges of a single New York counsel and any necessary or advisable local or special counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Company or any of their respective affiliates) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions in connection therewith, provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its gross negligence or willful misconduct.  In addition, all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arrangers, the Agent, the Syndication Agent, the Documentation Agent and the Lenders for enforcement costs and documentary taxes associated with the Second Lien Facility will be paid by the Borrower.

Governing Law and Forum:	New York.
Counsel to Agent and Arrangers:	Latham & Watkins LLP.

ANNEX I

Interest Rates:	At the option of the Borrower, Adjusted LIBOR plus 7.50% or ABR plus 6.50%.

The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the higher of CS’s Prime Rate and the Federal Funds Effective Rate plus ½ of 1.0%.

Adjusted LIBOR will at all times include statutory reserves.

Original Issue Discount:	3.00% of the aggregate principal amount of the Second Lien Facility.

Prepayment Premium:
In the event all or any portion of the Second Lien Facility is voluntarily prepaid, mandatorily prepaid upon a Change of Control or as set forth above under the caption “Mandatory Prepayments” (other than clause (a) thereof) or mandatorily assigned by a Lender at the request or direction of the Borrower, prior to the third anniversary of the Closing Date, such prepayments shall be made at the following prices (subject, in the case of mandatory prepayments upon a Change of Control, to the provisions set forth above under the heading “Change of Control”):

Year 1 103%

Year 2 102%

Year 3 101%

Thereafter Par

EXHIBIT C

CKX, INC.
Up to $450,000,000 First Lien Senior Secured Credit Facilities
Up to $200,000,000 Second Lien Senior Secured Term Loan Facility
Summary of Additional Conditions Precedent2

Except as otherwise set forth below, the initial borrowing under each of the Facilities shall be subject to the following additional conditions precedent:

1.  The Acquisition and the other Transactions shall be consummated simultaneously with the closing under the Facilities in accordance with applicable law and on the terms described in the Term Sheets and in the Merger Agreement; the Merger Agreement and all other related documentation shall be satisfactory to the Arrangers; the Notes shall have been issued on terms acceptable to the Arrangers and the net proceeds thereof in an amount not less than the product of Pro Forma EBITDA (as defined below) multiplied by two (2) shall have been contributed to the Borrower on terms acceptable to the Arrangers; the Equity Contribution shall have been made on terms acceptable to the Arrangers; and the Arrangers shall be satisfied with the capitalization, structure and equity ownership of Holdings and the Borrower after giving effect to the Transactions.  If and to the extent that the aggregate principal amount of the First Lien Term Facility is less than $400,000,000, the Borrower shall have increased the aggregate principal amount of the Notes and/or the Equity Contribution by a corresponding amount, in any such case, on terms and conditions satisfactory to the Arrangers.

2.  The Arrangers shall have received copies of management and/or employment agreements with respect to certain existing employees of the Borrower, each in form and substance reasonably satisfactory to the Arrangers.

3.  The Borrower shall have received (i) commitments to provide the entire aggregate principal amount of the Second Lien Facility from banks, financial institutions and other institutional lenders acceptable to the Arrangers, in each case upon the terms and subject to the conditions set forth or referred to in the Letter Agreement and the Term Sheets or otherwise satisfactory to the Arrangers and (ii) not less than the lesser of (x) $200,000,000 and (y) an amount equal to the product of Pro Forma EBITDA (as defined below) multiplied by two (2) in gross cash proceeds shall have been received by the Borrower from the borrowings under the Second Lien Facility.  The terms and conditions of the Second Lien Facility (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, lien subordination, covenants, events of default and remedies) shall be satisfactory in all respects to the Arrangers.  If and to the extent that the aggregate principal amount of the Second Lien Facility is less than $200,000,000, the Borrower shall have increased the aggregate principal amount of the Notes and/or the Equity Contribution by a corresponding amount, in any such case, on terms and conditions satisfactory to the Arrangers.

4.  All amounts due or outstanding in respect of the Existing Debt shall have been (or substantially simultaneously with the closing under the Facilities shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) therefor and security (if any) thereof discharged and released.  After giving effect to the Transactions and the other transactions contemplated hereby, Holdings and its subsidiaries shall have outstanding no indebtedness or preferred stock other than

[2]
All capitalized terms used but not defined herein have the meanings given to them in the Letter Agreement to which this Exhibit D is attached, including Exhibits A and B thereto.  Unless the context requires otherwise, references herein to the Agent shall be deemed to be references to each of the Agent as defined in such Exhibit A and the Agent as defined in such Exhibit B.

C-2

(a) the loans and other extensions of credit under the Facilities, (b) the Notes, (c) the Preferred Shares and (d) other limited indebtedness to be agreed upon (including outstanding capital leases).

5.  The Arrangers shall have received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for the 2005, 2006 and 2007 fiscal years (and, to the extent available, the related unaudited consolidating financial statements) and (b) U.S. GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for (i) each subsequent fiscal quarter ended at least 30 days before the Closing Date and (ii) each fiscal month after the most recent fiscal quarter for which financial statements were received by the Arrangers as described above and ended at least 30 days before the Closing Date, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Arrangers.

6.  The Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which financial statements shall not be materially inconsistent with the forecasts previously provided to the Arrangers.

7.
The Arrangers shall be satisfied that Holdings’ consolidated pro forma EBITDA for the four-fiscal quarter period most recently ended prior to the Closing Date for which financial statements are available (prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended (“Regulation S-X”), and with such further adjustments in form and substance satisfactory to the Arrangers, in each case, to give pro forma effect to the Transactions as if they had occurred at the beginning of such four-fiscal quarter period) (such consolidated pro forma EBITDA, “Pro Forma EBITDA”) shall not be less than $86,500,000, provided that adjustments made in calculating such Pro Forma EBITDA for cost savings and synergies whether pursuant to Regulation S-X or otherwise, shall not exceed $10,000,000 and (ii) such Pro Forma EBITDA without giving effect to any adjustments made pursuant to Regulation S-X (other than solely to give effect to the Transactions as if they occurred at the beginning of such four-fiscal quarter period) or any such further adjustments shall not be less than $66,500,0003.

3 Based on expected EBITDA for the fiscal year ending December 31, 2007.  Minimum level to be adjusted in a manner satisfactory to the Arrangers if financing is being marketed during the second fiscal quarter in 2008.

8.  The ratio of Total Debt (to be defined) of the Borrower and its consolidated subsidiaries on the Closing Date to Pro Forma EBITDA shall be no more than 6.0 to 1.0.

9.  The Arrangers shall have received a certificate from the chief financial officer of Holdings certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

10.  All requisite governmental authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

3 Based on expected EBITDA for the fiscal year ending December 31, 2007.  Minimum level to be adjusted in a manner satisfactory to the Arrangers if financing is being marketed during the second fiscal quarter in 2008.

C-3

11.  The Arrangers shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

12.  If and to the extent that the aggregate principal amount of the Notes is less than $200,000,000, the Borrower shall have increased the Equity Contribution by a corresponding amount, on terms and conditions satisfactory to the Arrangers.  For the avoidance of doubt, in no event shall the proceeds of the Equity Contribution be less than $750,000,000, regardless of whether the aggregate proceeds from the Facilities, the Notes and the Equity Contribution are greater than the aggregate cash proceeds necessary to consummate the Acquisition.